Exhibit 5.22

CONSENT OF B. SALMON

The undersigned hereby consents to reference to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10, being filed by IAMGOLD Corporation with the United States Securities and Exchange Commission, in connection with the technical report entitled “NI 43-101 Technical Report on Expansion Options at the Niobec Mine, Québec, Canada” dated June 17, 2011.

Date: June 30, 2011

/s/ Bernard Salmon
Name: Bernard Salmon, ing.
Title: Principal Consulting Geological Engineer
Company: Roscoe Postle Associates Inc.